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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and "Selected Consolidated Financial Data" and to the use of our report dated February 2, 1996, in the Registration Statement (Form S-3) and related Prospectus of Cambridge NeuroScience, Inc. for the registration of 460,000 shares of its common stock.

     We also consent to the incorporation by reference therein of our report dated February 2, 1996 with respect to the consolidated financial statements of Cambridge NeuroScience, Inc. for the years ended December 31, 1995, 1994, and 1993 included in its Annual Report (Form 10-K) for 1995 filed with the Securities and Exchange Commission.

                                            /s/ ERNST & YOUNG LLP
                                            ------------------------------------
                                            ERNST & YOUNG LLP

Boston, Massachusetts
January 27, 1997

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